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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Airspan Networks Inc., of our report dated January 31, 2001, except with respect to Note 16 - Subsequent Events as to which the date is March 27, 2001, with respect to the consolidated financial statements and schedule of Airspan Networks Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ Ernst & Young

Ernst & Young


London, England
May 31, 2001